EXHIBIT 10.33

THIS NOTE (AND ANY SECURITIES ISSUED UPON CONVERSION OF THIS NOTE) OFFERED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND IS BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THIS NOTE (AND ANY SECURITIES ISSUED UPON CONVERSION OF THIS NOTE) IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THIS NOTE (AND ANY SECURITIES ISSUED UPON CONVERSION OF THIS NOTE) HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF ANY OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               10% PROMISSORY NOTE

$200,000                                                           May 28, 2003

     For value received CEDRIC KUSHNER PROMOTIONS, INC., a Delaware corporation ("Payor" or the "Company") promises to pay to Barry Saxe, or its assigns ("Holder") the principal sum of $200,000 with interest on the outstanding principal amount at the rate of 10% per annum, compounded annually based on a 365-day year. Interest with respect to this promissory note (the "Note") shall commence with the date hereof and shall continue on the outstanding principal until paid in full. Principal and accrued interest shall be due one hundred twenty (120) calendar days after the date hereof (the "Maturity Date").

     1. All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to accrued interest and thereafter to principal. All payments shall be made to the Holder at the address set forth in the questionnaire to the Note and Warrant Purchase Agreement (the "Note and Warrant Purchase Agreement") being entered into by the Holder and Company of even date herewith.

     2. To the extent that the Company (or one of its affiliates) sells equity in an amount equal to or greater than $2,000,000 in a single transaction or multiple transactions over any two (2) month period, the Company shall repay any outstanding amounts due and owing under this Note. Notwithstanding anything herein to the contrary, the Purchaser acknowledges and agrees that, pursuant to the terms of the Note, in the event the principal amount of the Note, together with accrued but unpaid interest, is not paid on or before August 15, 2003, the Company will assign proceeds (in an amount no greater than the actual outstanding principal and accrued interest under the Note) from the Company's next televised HBO or Showtime events that occur after August 15, 2003 to the Purchaser for such repayment of any outstanding amounts due and owing under this Note. Such proceeds shall apply to all CKP premium boxers including (but not limited to) Jameel McCline, Shannon Briggs, Michael Grant, Joel Casamayor, David Tua, Steve Forbes, Dominic Guinn and Attilla Levin. Proceeds shall be defined as any and all net revenues received by CKP after customary show expenses, (i.e. fighter purses).

     3. This Note shall be governed by and construed in accordance with the laws of the State of New York relating to contracts entered into and to be performed wholly within such State. Each party hereto hereby irrevocably submits to the jurisdiction of any New York State court or United States Federal court sitting in New York County over any action or proceeding arising out of or relating to this Note or any agreement contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party hereto further waives any objection to venue in such State and any objection to an action or proceeding in such State on the basis of a non-convenient forum. The Purchaser further agrees that any action or proceeding brought against the Company shall be brought only in New York State or United States Federal courts sitting in New York County. EACH PARTY HERETO AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

     4. Any notices or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company: Attention: Jim DiLorenzo, Cedric Kushner Promotions, Inc. 1414 Avenue of the Americas, Suite 1402, New York, NY 10019 (tel) 212-755-1944,
(fax) 212-755-1989.

If to Holder: at the address set forth on the questionnaire to the Note and Warrant Purchase Agreement being entered into by the Holder and Company of even date herewith

     5. Payor hereby waives demand, notice, presentment, protest and notice of dishonor.

     6. The terms of this Note shall be construed in accordance with the laws of the State of New York, as applied to contracts entered into by New York residents within the State of New York, which contracts are to be performed entirely within the State of New York.

     7. Any term of this Note may be amended or waived with the written consent of Payor and Holder and is subject to the provisions set forth in the Note and Warrant Purchase Agreement, including, without limitation, the provisions concerning transfer of this Note by the Holder. The Payor may prepay all or any part of the principal sum of this Note

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
at any time or from time to time without penalty at its sole discretion, provided that such principal prepayment shall be accompanied by all interest then accrued.

(continued Saxe Promissory Note date May28, 2003)




                                                CEDRIC KUSHNER PROMOTIONS, INC.

                                               By: Jim DiLorenzo
                                                   ---------------
                                                   Jim DiLorenzo, Vice President

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